EXHIBIT 10.23






                             CH2M HILL Companies, Ltd.



                            Deferred Compensation Plan








                            Effective January 1, 2001




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                            CH2M HILL Companies, Ltd.
                           Deferred Compensation Plan


                                 ARTICLE I
                                INTRODUCTION

     1.1 Establishment. CH2M HILL Companies, Ltd., an Oregon corporation, hereby establishes the CH2M HILL Companies, Ltd. Deferred Compensation Plan for the purpose of providing Participants with an opportunity to defer compensation that would otherwise be currently payable to Participants. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

     1.2 Purposes. The purposes of the Plan are to provide those Employees who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company, to provide a financial incentive that will help the Company attract, retain and motivate the Employees, and to recognize the valuable services performed on its behalf by certain employees of the Company and Affiliated Companies.


                                 ARTICLE II
                                 DEFINITIONS

     2.1 "Account" means a recordkeeping account under the Plan for a Participant established pursuant to Section 4.1.

     2.2 "Affiliated Companies" means any corporation or other entity that is affiliated with the Plan Sponsor through stock or other equity ownership or otherwise which is designated by either the Committee or the Board as an entity whose Employees may be selected to participate in the Plan. The Committee may select an entity to be designated as an Affiliated Company if the Plan Sponsor owns directly or indirectly at least 50% of the entity. The Board, in its sole discretion, may select an entity to be designated as an Affiliated Company if the Plan Sponsor owns directly or indirectly at least 10% of the entity.

     2.3 "Agreement" means the Agreement between the Company and the Participant under which the Participant agrees to reduce his Base Pay or Incentive Pay for a Plan Year.

     2.4 "Alumni" means a former Qualified Employee who is participating in the CH2M HILL Companies, Ltd. Alumni Program.


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     2.5 "Base Pay" means the annual base salary of the Employee effective on
January 1 of the Plan Year and shall not include any bonus or other remuneration paid to the Employee by the Company and Affiliated Companies.

     2.6 "Beneficiary" means the person or persons or other entity or entities that have been designated by the Employee to receive, after the Employee's death, benefits under the Plan in accordance with the terms of the Plan. The designation by the Employee must be on forms prescribed by the Company and must be filed with the Company. If the Employee fails to designate a Beneficiary, or if the designated Beneficiary fails to survive the Employee, the benefits due hereunder shall be paid to the Employee's estate.
Beneficiary designations may be revoked or changed by filing a new Beneficiary designation with the Company.

     2.7 "Change of Control" shall have the meaning assigned to it by Article
VII.

     2.8 "Board" means the Board of Directors of the Plan Sponsor.

     2.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    2.10 "Committee" means a committee established under Article VIII of the Plan.

    2.11 "Company" means the Plan Sponsor and the Affiliated Companies.

    2.12 "Disability Date" means disability of the Employee pursuant to which the Employee is entitled to disability benefits from the Company's long term disability program.

    2.13 "Effective Date" means the effective date of the Plan which is January 1, 2001.

    2.14 "Employees" means those individuals who are employed by the Company or an Affiliated Company (including, without limitation, officers and directors who are also employees of the Company).

    2.15 "Fair Market Value" means the price per share denominated in United States dollars, as determined by the Board.

    2.16 "Incentive Pay" means any payments or bonuses awarded under the CH2M HILL Companies, Ltd. Short Term Incentive Plan, CH2M HILL Companies, Ltd. Long Term Incentive Plan, or CH2M HILL Companies, Ltd. Restricted Stock Plan or other incentive remuneration to be paid to the Employee by the Company and Affiliated Companies which is payable in cash or Stock.

    2.17 "Internal Market" means the limited internal market maintained by the Company for the purchase and sale of its Stock.

    2.18 "Participant" means an Employee designated by the Committee to participate in the Plan.


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    2.19 "Plan" means the CH2M HILL Companies, Ltd. Deferred Compensation
Plan.

    2.20 "Plan Sponsor" means CH2M HILL Companies, Ltd.

    2.21 "Plan Year" means the 12 consecutive month period ending each December 31.

    2.22 "Qualified Employees" means those employees (including, without limitation, officers and directors) who work for a Company that provides consulting and engineering services.

    2.23 "Retirement" means the termination of employment or significant reduction in hours by the Participant on or after age 55, as recognized by the Committee. The Committee shall determine whether a Participant's Retirement has occurred in its sole discretion.

    2.24 "Section" means a reference to a section of the Plan, unless another reference specifically applies.

    2.25 "Serious Financial Hardship" means an unforeseeable emergency causing severe financial hardship to the Participant resulting from one or more of the following:

      (a) Accident or sudden and unexpected illness involving the Participant, a member of the Participant's immediate family or household or another dependent, (as defined in Code section 152).

      (b)   Loss of the Participant's property due to casualty.

      (c) Other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

    2.26 "Stock" means the common stock of the Plan Sponsor and any stock issued or issuable subsequent to the Effective Date in substitution for the common stock.

    2.27 "Termination Date" means the first day of the first month which coincides with, or immediately follows, the date on which the Employee terminates service with the Company and all Affiliated Companies.

    2.28 Trade Date means each date as determined by the Board on which Stock may be bought or sold in the Internal Market.

    2.29 "Trust" means the CH2M HILL Companies, Ltd. Deferred Compensation Trust Agreement.


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                                 ARTICLE III
                                PARTICIPATION

     Based on recommendations from management, the Committee, in its sole discretion, shall designate the Employees who may participate in the Plan for a Plan Year from among the Employees of the Company. The Employees who are eligible for designation for participation shall be those Employees who are members of a select group of management or highly compensated employees. Participation in the Plan will be on a Plan Year by Plan Year basis, and participation for any Plan Year will not, in and of itself, entitle an Employee to participate for any other Plan Year.


                                 ARTICLE IV
                  CONTRIBUTIONS AND ALLOCATIONS TO ACCOUNTS

     4.1 Accounts. Each Participant shall have an Account established in his or her name under the Plan to reflect the amount payable to the Participant under the Plan. The Company shall distribute benefit statements reflecting the current amount in the Participant's Account to the Employees on an annual basis. Any amounts that the Participant elects to defer shall increase the Participant's Account. Any amounts distributed to the Participant or the Participant's Beneficiary shall decrease the Participant's Account.

     4.2 Employee Deferrals. A Participant may elect to defer up to 50% of the Participant's Base Pay and up to 100% of the Participant's Incentive Pay, subject to such additional guidelines and limitations adopted by the Committee. Each Participant must elect a whole percent instead of a dollar amount.

     Deferrals from Base Pay shall be withheld in substantially equal amounts from Base Pay payable for the Plan Year for which the deferral is made. Deferrals from Incentive Pay shall be withheld from the Incentive Pay otherwise payable for the Plan Year for which the deferral is made.

     If any Participant terminates his employment for any reason during a Plan Year for which compensation is to be deferred, the actual deferral specified in the Participant's Agreement for the Plan Year shall be adjusted to equal the actual amounts deferred under the Agreement prior to such termination.

     4.3 Time and Method of Election to Defer. A Participant may elect to defer at any time prior to the beginning of the Plan Year for which the Base Pay or Incentive Pay is to be deferred. Any election so made shall be irrevocable with respect to that Plan Year, except that in the event of Serious Financial Hardship or Disability, the Committee, in its sole discretion, shall have the power to cease further deferrals by the Participant. If no election is made, all Base Pay and Incentive Pay shall be paid on a regular basis during the Plan Year. Election shall be made in writing on the form provided by the Company.


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     4.4 Crediting of Earnings, Gain or Loss on Participant Accounts.
Participant's Accounts shall be credited with earnings, gain or loss in accordance with the provisions of this Section. The Participants' Accounts shall be valued as of each day during which the New York Stock Exchange is open for business.

     Trust Investments May Be Different Than Participant Accounts. The selection of investment vehicles shall be taken into account solely for the purpose of crediting earnings, gain or loss on the Participant's Account. The Trustee shall not be required to invest assets of the Trust in accordance with the investment vehicles selected by Employees. Regardless of whether the Trustee invests the Trust in Stock, a Participant's hypothetical investment in Stock shall be treated as held directly by the Participant solely for the purpose of determining whether the Participant has exceeded the employee ownership limitations established by the Company and the Board.

     Cash Contributions. With respect to cash contributions, Participants shall be permitted to select any of the investment vehicles that are available for investment under the Plan, or any other investment vehicles made available to Participants in the sole discretion of the Committee. For the purpose of crediting earnings, gain or loss on cash contributions, cash contributions shall be deemed to be credited as of the day the cash contribution is withheld from the Participant's compensation. Earnings, gain or loss shall continue to be credited until the balance in the Participant's Account is eliminated.

     Cash Contributions Deemed Invested in Stock. If a Participant selects Stock for the purpose of crediting earnings, gain or loss on all or a portion of the Participant's deferral, the Committee shall accumulate the amount of such deferrals until the next Trade Date. From the date such deferral is withheld from the Participant's compensation until the next Trade Date, the Committee shall accumulate earnings on the Participant's deferrals by using the rate of return on a money market fund selected by the Committee from time to time in its discretion. As of the next Trade Date, the Committee shall, for bookkeeping purposes only, convert that portion of the Participant's deferral plus accumulated earnings to a number of whole and fractional shares of Stock (calculated to 3 decimal points) by dividing the dollar value of that portion of the Participant's deferral plus accumulated earnings by the Fair Market Value of the Stock as of the Trade Date next following the date the deferral is withheld from the Participant's compensation. A Participant may only select Stock for the purpose of crediting earnings, gain or loss with respect to the Participant's initial deferral, and the Trust shall not purchase Stock related to such deferral. Furthermore, a Participant shall not be permitted to request a distribution in Stock related to such deferral. A Participant may not transfer existing account balances into Stock. The amount of cash contributions shall be allocated to the Participant's Account in the Plan. The accounting records for the portion of the Participant's Account invested in Stock shall be maintained in shares rather than dollar values.

     Stock Contributions. A Participant's deferral of Stock shall be deemed invested in Stock, must remain invested in Stock, and must be distributed in Stock. Participants shall not be permitted to select any other investment vehicles with respect to a Stock deferral. The number of shares of Stock contributed by a Participant shall be allocated to the Participant's Account in the Plan. The accounting records for the portion of the Participant's Account deemed invested in Stock shall be maintained in shares rather than dollar values.


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     For the purpose of crediting earnings, gain or loss on Stock contributions, Stock contributions shall be deemed to be credited as of the day the Stock would have been received by the Participant. Earnings, gain or loss shall continue to be credited until the balance in the Participant's Account is eliminated.

     Crediting of Earnings Based on Selected Investment Vehicles. If the Participant does not select any investment vehicle, earnings, gain or loss shall be credited to the Participant's Account as if the Participant had selected the lowest risk investment available under the Plan. Following the end of each day the New York Stock Exchange is open for business, the Employee's Account shall be credited with earnings, gain or loss equal to the rate of return earned on investment vehicles (other than Stock) selected by the Employee with respect to any portion of the Participant's Account not invested in Stock.

     Crediting of Earnings, Gain or Loss Based on a Stock Investment. Stock allocated to a Participant's Account shall be valued at Fair Market Value. No dividends or other distributions which would be paid with respect to Stock allocated to a Participant's Account shall be credited to the Participant's Account.

     If there is any increase or decrease in the number of outstanding shares of Stock or any change in the rights and privileges of shares of Stock (a) as a result of the payment of a Stock dividend or any other distribution payable in Stock, or (b) through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, the Stock portion of a Participant's Account shall be adjusted accordingly.

     If the Plan Sponsor distributes assets or securities of persons other than the Plan Sponsor with respect to the Stock, or if the Plan Sponsor grants rights to subscribe pro rata for additional shares of Stock or for any other securities of the Plan Sponsor to the holders of its Stock, or if there is any other change in the number or kind of outstanding shares or of any stock or other securities into which the Stock will be changed or for which it has been exchanged, and if the Committee in its discretion determines that the event equitably requires an adjustment to any Participant's Account, then such adjustments shall be made, or other action shall be taken, by the Committee as the Committee in its discretion deems appropriate.

     Changes in Investment Vehicle Selection. The Committee shall establish rules and procedures for the timing and frequency of investment vehicle selection. With respect to any hypothetical investment vehicle other than Stock, a Participant may change his or her investment selection as of each day during which the New York Stock Exchange is open for business. With respect to a hypothetical investment in Stock related to a Stock deferral, a Participant may not eliminate his or her investment in Stock. With respect to a hypothetical investment in Stock related to an initial cash deferral invested in Stock, a Participant may eliminate his or her investment in Stock only on a Trade Date in the Internal Market. A Participant may only select Stock for the purpose of crediting earnings, gain or loss with respect to the Participant's initial deferral. A Participant may not transfer existing account balances into Stock.


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     Mandatory Elimination of Stock.  If a Participant is no longer an
Employee and is not an Alumni, the Participant must eliminate his or her entire hypothetical investment in Stock (other than Stock attributable to a Stock deferral) as of the next Trade Date. If the Participant is no longer an Employee but is an Alumni, the Participant must eliminate his or her hypothetical investment in Stock in accordance with the CH2M HILL Companies, Ltd. Alumni Program; however, the Participant must receive a distribution in Stock of any Stock attributable to a Stock deferral.

     4.5 Withholding Requirement.  The Company shall withhold the
Participant's share of FICA and other employment taxes attributable to Participant deferrals from other compensation payable to the Participant. All payments under the Plan are subject to withholding of all taxes, government mandated social benefit contributions, or other payments required to be withheld which are applicable to the Participant.



                                 ARTICLE V
                     VESTING AND INVESTMENT OF BENEFIT

     5.1 Immediate Vesting. All amounts contributed to an Employee's Account shall be immediately vested.

     5.2 Subject to Trust. All amounts credited to an Employee's Account under the Plan shall be subject to the claims of general creditors of the Company and Affiliated Companies. All amounts contributed with respect to an Employee to the Trust shall be held in accordance with the terms of the Trust.

     5.3 Insurance. The Company and Affiliated Companies, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of any Participant, in such amounts and in such forms as the Plan Sponsor may choose. The Plan Sponsor or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Plan Sponsor, the Participant shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Plan Sponsor has applied for insurance.


                                 ARTICLE VI
                             PAYMENT OF BENEFIT


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     6.1 Irrevocable Elections. Payment of the Participant's Account shall be governed by the election made by the Participant on a form provided by the Committee which specifies the manner in which the Participant's Account will be distributed, except that as soon as administratively practicable following a Participant's Termination Date, the Participant's entire Account shall be distributed to the Participant, unless the Participant Termination Date is on or after the Participant's Retirement. The Participant may elect any of the forms of payment permitted and the timing of payment from the methods permitted, except that if the Participant's Account is less than $10,000 on the date benefits will commence, the Participant shall receive a lump sum payment of his Account.

     The Participant's election with respect to the form of payment and with respect to the timing of payment shall be made prior to the beginning of the Plan Year in which the Participant first contributes to the Plan. The Participant may submit a subsequent election with respect to the form of payment or the timing of the payment; however, such subsequent election shall be effective only if: (a) the election is submitted at least 13 months prior to the earlier of the Participant's death, Disability, Termination Date, or the date elected by the Participant with respect to distribution timing and
(b) it is approved by the Committee, in its sole discretion.

     6.2 Timing of Payment Permitted. Subject to Section 6.1, each Participant may elect the time when distributions will commence from the Participant's Account from among the following options: (a) the first of the month following the date the Participant terminates employment, (b) the first of the month following the Participant's Retirement, (c) the first of the month following the date the Participant attains age 65, (d) the date specified by the Participant, and (e) any additional times permitted by the Committee, in its sole discretion, from time to time. However, the Committee, in its sole discretion, may direct distribution of the Participant's Account at any time, if the Participant becomes Disabled or terminates employment prior to the elected distribution commencement date, and as soon as administratively practicable following a Participant's Termination Date, the Participant's entire Account shall be distributed to the Participant, unless the Participant's Termination Date is on or after the Participant's Retirement.

     6.3 Forms of Payment Permitted. Subject to Section 6.1, each Participant may elect one or more of the following forms of payment: (a) single sum payment in cash and Stock (to the extent of Stock deferrals in the Participant's Account), (b) annual installment payments over 5, 10, or 15 years in cash and Stock (to the extent of Stock deferrals in the Participant's Account), and (c) any additional forms permitted by the Committee, in its sole discretion, from time to time. All Stock deferrals shall be distributed in Stock. Each annual installment shall be determined by dividing the Participant's Account by the number of remaining installments.

     6.4 Designation of Beneficiary. Each Participant may designate one or more Beneficiaries (who may be designated contingently or successively) to whom the Participant's Account is payable in the event of the Participant's death. Each designation will automatically revoke any prior designations by the same Participant. The beneficiary designation shall be in writing on a form prescribed by the Committee. Any beneficiary designation will be effective as of the date on which the written designation is received by the Committee during the lifetime of the Participant.


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     6.5 Death Prior to Commencement.  In the event of the Participant's death prior to commencement of distribution of the Participant's Account, the Participant's Account shall be paid to the Employee's Beneficiary as soon as practical after the death of the Employee.

     6.6 Death After Commencement. In the event of the Employee's death after commencement of distribution of benefits, but prior to the complete distribution of all benefits to which the Employee is entitled, then payment of the remaining balance of the Participant's Account shall be governed by the Participant's election, unless the Committee in its sole discretion decides to accelerate payments or distribute the remaining balance of the Participant's Account.

     6.7 Early Distributions on Account of Serious Financial Hardship. In the event of Serious Financial Hardship of a Participant, the Participant may request distribution of some or all of the Participant's Account. The Committee may require such evidence as it deems necessary to determine if a distribution is warranted. The Committee shall have the power to cease further deferrals by the Participant in lieu of or in addition to permitting a distribution. Payment shall not be made to the extent that the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's assets, to the extent such liquidation would not itself cause Serious Financial Hardship. Distribution shall be limited to the amount necessary to meet the emergency need.

     6.8 Termination of Employment after Change of Control. Notwithstanding anything to the contrary in this Article, if a Participant's employment is terminated (other than by death, Disability or retirement) within two years after a Change of Control, payment of the Participant's entire Account shall be made to the Participant in a lump sum as soon as practical after termination of employment.

     6.9 Termination of Employment Prior to Change of Control. Notwithstanding anything to the contrary in this Article, if a Participant's employment is terminated (actually or pursuant to a Constructive Termination) prior to a Change of Control, and the Participant reasonably demonstrates that such termination was at the request or suggestion of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and a Change of Control involving such third party occurs, payment of the Participant's entire Account shall be made to the Participant in a lump sum as soon as practical after termination of employment.


                                 ARTICLE VII
                             CHANGE OF CONTROL

     7.1 Change in Control. For purposes of the Plan, a Change in Control will occur if any one of the following events occurs:

     (a) Unapproved Acquisition of 25% Stake. Any Person is or becomes a Beneficial Owner, directly or indirectly, of 25% or more of the Voting Securities of the Plan Sponsor; provided, however, that the event described in this Section 7.1(a) shall not be deemed to be a Change of Control by virtue of any of the following:


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          (i)   an acquisition entered into by the Plan Sponsor,
         (ii)   a  sale of Voting Securities entered into by the Plan Sponsor,
        (iii) an acquisition of Voting Securities by any employee benefit plan sponsored or maintained by the Plan Sponsor or any of its Affiliated Companies,
         (iv) an acquisition of Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or
          (v)   pursuant to a Non-COC Transaction.

     (b) Change in the Majority of the Board. During the course of one Plan Sponsor fiscal year, Incumbent Directors cease for any reason to constitute at least a majority of the Board.

     (c) Significant Merger or Consolidation. The consummation of a Business Combination, unless the Business Combination is a Non-COC Transaction.

     (d) Liquidation. The stockholders of the Plan Sponsor approve a plan of liquidation or dissolution of the Plan Sponsor or the direct or indirect sale or other disposition of all or substantially all of the assets of the Plan Sponsor and its Affiliated Entities.

     7.2 Definitions. The following definitions shall apply for purposes of this Article:

          (a) "Beneficial Owner" shall mean a beneficial owner as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934.

          (b) "Business Combination" shall mean a merger, consolidation, share exchange or similar form of corporate reorganization of the Plan Sponsor or any such type of transaction involving the Plan Sponsor or any of its Affiliated Entities that requires the approval of the Plan Sponsor's stockholders.

          (c) "Constructive Termination" means, without the Participant's express written consent, the occurrence of any of the following:

          (i) Change in Responsibilities. (1) The assignment to the Participant of any duties or responsibilities inconsistent in any material adverse respect with the Participant's position(s), duties, responsibilities or status immediately prior to such Change of Control (including any diminution of such duties or responsibilities); or (2) A material adverse change in the Participant's reporting responsibilities, titles or offices with the Plan Sponsor or successor as in effect immediately prior to such Change of Control.


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         (ii)     Change in Compensation. Any material reduction by the Plan
                  Sponsor or successor in the Participant's total compensation package, including any material adverse change in the annual salary, the incentive bonus ranges and targets, or the timing of payment of same as compared to the compensation package in effect immediately prior to such Change of Control.

        (iii) Change in Location. Any requirement of the Plan Sponsor or successor that the Participant (1) be based anywhere more than 25 miles from the facility where the Participant is located at the time of the Change of Control; or (2) travel on the Plan Sponsor's or successor's business to an extent substantially greater than the travel obligations of the Participant immediately prior to such Change of Control.

         (iv) Change in Benefits. (1) The failure of the Plan Sponsor or successor to continue in effect any employee benefit and fringe benefit plans and policies or deferred compensation plans in which the Participant is participating immediately prior to such Change of Control, unless the Participant is permitted to participate in other plans providing the Participant with substantially comparable benefits; or
                  (2) the taking of any action by the Plan Sponsor or successor which would adversely affect the Participant's prior participation in or reduce the Participant's accrued benefits under any employee benefit and fringe plans or deferred compensation plans in which the Participant is participating immediately prior to a Change of Control; or
                  (3) the failure of the Plan Sponsor or successor to provide the Participant and the Participant's dependents welfare benefits that are substantially comparable to the benefits available to them immediately prior to such Change of Control at a substantially comparable cost to Participant; or (4) the failure of the Plan Sponsor or successor to provide the Participant with paid vacation at levels in effect for the Participant immediately prior to such Change of Control or as the same may be increased from time to time thereafter.

          (v) Reimbursement of Expenses. The failure of the Plan Sponsor or successor to promptly reimburse the Participant for all reasonable expenses incurred by the Participant in accordance with the most favorable policies, practices and procedures of the Plan Sponsor or successor in effect for the Participant at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant, as in effect generally at any time thereafter with respect to other peer executives of the Plan Sponsor or successor.

         (vi) Office and Support Staff. The failure by the Plan Sponsor or successor to provide the Participant with an office or offices of substantially similar size, furnishings and other appointments, personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Participant by the Plan Sponsor at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant, as provided generally at any time thereafter with respect to other peer executives of the Plan Sponsor or successor.


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        (vii)     Assumption of this Agreement.  The failure of the Plan
                  Sponsor to assign and obtain the assumption of the Participant's Change in Control Agreement from any successor.

Inadvertent Action. An action taken in good faith and which is remedied by the Plan Sponsor or successor within 15 calendar days after receipt of notice thereof given by the Participant shall not constitute Constructive Termination. The Participant must provide notice of termination of employment within 30 calendar days of the Participant's knowledge of an event constituting Constructive Termination or such event shall not constitute Constructive Termination.

          (d) "Incumbent Directors" shall mean:

             (i)  individuals who on March 31, 2000 constitute the Board; and

            (ii) any person who becomes a director subsequent to March 31, 2000, provided his/her election or nomination for election was recommended by the Nominating Committee of the Board (or its successor in responsibilities) or approved by at least a majority of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the Plan Sponsor or successor's proxy statement in which such person is named as a nominee for a director, without objection to such nomination); provided that individuals initially elected or nominated as directors of the Plan Sponsor or successor as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed to be Incumbent Directors.

          (e) "Non-COC Transaction" shall include any Business Combination in which:

             (i) at least 75% of the total voting power eligible to elect directors of the entity resulting from such Business Combination is represented by shares that were Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted),

            (ii) no Person, other than any employee benefit plan sponsored or maintained by the Plan Sponsor, becomes the "beneficial owner", directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the entity resulting from such Business Combination,

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           (iii)  at least a majority of the members of the board of directors of the entity resulting from such Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination.

          (f) "Person" shall mean Person as defined in Section 3(a)(9) and as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934.

          (g) "Voting Securities" shall mean either (a) the then-outstanding shares of Stock of the Plan Sponsor or (b) the combined voting power of the Plan Sponsor's then-outstanding securities eligible to vote for the election of the Board.


                                 ARTICLE VIII
                             PLAN ADMINISTRATION

     8.1 Committee. The Plan shall be administered by the Compensation and Work Force Committee appointed by and serving at the pleasure of the Board. The Committee shall at all times consist of at least two Directors and shall include other members (which may be either Directors or non-Directors) as the Board may determine. The Board may from time to time remove members from or add members to the Committee, and vacancies on the Committee shall be filled by the Board. Members of the Committee may resign at any time upon written notice to the Board.

     8.2 Committee Meetings and Actions. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Committee shall be the acts of the Committee and shall be final, binding and conclusive upon all persons, including the Company, its shareholders, and all persons having any interest in Participants'Accounts.

     8.3 Powers of Committee. The Committee shall, in its sole discretion, select the Participants from among the Employees and establish such other terms under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Plan Sponsor and the Participants. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may from time to time delegate its responsibilities as it determines is necessary, in its sole discretion. The Committee may correct any defect, supply any omission, reconcile any inconsistency in the Plan or in any agreement entered into under the Plan, and reconcile any inconsistency between the Plan and any Agreement in the manner and to the extent it shall deem expedient, and the Committee shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

     8.4 Interpretation of Plan. The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its shareholders, and all persons having any interest in Participants' Accounts.

     8.5 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Plan Sponsor against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Company's approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Plan Sponsor's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


                                 ARTICLE IX
                              CLAIMS PROCEDURE

     9.1 Request for Determination of Benefits. A Participant or Beneficiary may submit a written request for a determination with respect to the amounts of benefits distributable. The Committee must evaluate the request and notify the Participant or Beneficiary of the determination within 90 days after the request is received. If special circumstances exist, this time period may be extended to a total of 180 days.

     9.2 Denial of Claims. The Committee shall make all determinations as to the right of any person to a benefit or the amount of such benefit under this Plan. The Committee shall provide adequate notice in writing to any claimant whose claim for benefits under the Plan has been denied. The notice shall set forth:

     (i)   the specific reasons for the denial;

    (ii) specific references to pertinent Plan provisions on which the denial is based;

   (iii) a description of any additional material and information needed for the claimant to perfect the claim and an explanation of why the material or information is needed; and

    (iv) a statement explaining the claimant's right to appeal and the steps necessary to request an appeal.

     9.3 Appeal Procedure. A Participant or Beneficiary may appeal a denial of benefits. Appeals must be made in writing and be received by the Committee within 90 days after the claimant receives the notice of denial. A claimant appealing a denial of benefits (or the authorized representative of the claimant) shall be entitled to submit in writing any issues and comments relating to the denial. The claimant or the duly-authorized representative shall be entitled to review pertinent Plan documents. The Plan Administrator shall reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances.
The Plan Administrator shall advise the claimant of its decision within 60 days after the written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day limit not feasible, but in no event may the Plan Administrator render a decision on a denial for a claim for benefits later than 120 days after its receipt of a request for review.


                                 ARTICLE X
                  AMENDMENT, MODIFICATION AND TERMINATION

     The Plan Sponsor reserves the right to amend or terminate this Plan at any time by action of the Board. The Company may terminate further deferrals under the Plan for any reason with respect to deferrals for Plan Years beginning after the date of the Company's termination of the Plan. In the event of such cessation of deferrals, all other rights and obligations shall continue until all Participants' Accounts have been paid to all Participants under the terms of the Plan. At any time following a Change in Control, the Company may terminate the Plan. If the Company terminates the Plan following a Change in Control, each Participant's Account shall become immediately due and payable.


                                 ARTICLE XI
                                MISCELLANEOUS

     11.1 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

     11.2 No Right to Continued Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of the Participant's employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant. Nothing in this Plan shall limit or impair the Company's right to terminate the employment of any employee. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee in its sole discretion. Participation in this Plan is a matter entirely separate from any pension right or entitlement the Participant may have and from the terms or conditions of the Participant's employment. Participation in this Plan shall not affect in any way a Participant's pension rights or entitlements or terms or conditions of employment. Any Participant who leaves the employment of the Company shall not be entitled to any compensation for any loss of any right or any benefit or prospective right or benefit under this Plan which the Participant might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

     11.3 Non-Assignability. Neither an Employee nor a Beneficiary may voluntarily or involuntarily anticipate, assign, or alienate (either at law or in equity) any benefit under the Plan, and the Committee shall not recognize any such anticipation, assignment, or alienation. Furthermore, a benefit under the Plan shall not be subject to attachment, garnishment, levy, execution, or other legal or equitable process. Any attempted sale, conveyance, transfer, assignment, pledge or encumbrance of the rights, interests or benefits provided pursuant to the terms of the Plan or the levy of any attachment or similar process thereupon, shall by null and void and without effect.

     11.4 Participation in Other Plans. Nothing in this Plan shall affect any right which the Employee may otherwise have to participate in any retirement plan or agreement which the Company or an Affiliated Company has adopted or may adopt hereafter.

     11.5 Governing Law. To the extent not preempted by federal law, this Plan shall be construed in accordance with, and shall be governed by, the laws of the State of Colorado.

     11.6 Entire Understanding. This instrument contains the entire understanding between the Company and the Employees participating in the Plan relating to the Plan, and supersedes any prior agreement between the parties, whether written or oral. Neither this Plan nor any provision of the Plan may be waived, modified, amended, changed, discharged or terminated without action by the Board.

     11.7 Provisions Severable. To the extent that any one or more of the provisions of the Plan shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

     11.8 Headings. The article and section headings are for convenience only and shall not be used in interpreting or construing the Plan.

     11.9 Successors, Mergers, or Consolidations. Any Agreement under the Plan shall inure to the benefit of and be binding upon (a) the Company and its successors and assigns and upon any corporation into which the Company may be merged or consolidated, and (b) the Employee, and his heirs, executors, administrators and legal representatives.

     The Plan Sponsor hereby agrees to the provisions of the Plan and in witness of its agreement, the Plan Sponsor by its duly authorized officer has executed the Plan on the date written below.



                                          CH2M HILL COMPANIES, LTD.
                                          Plan Sponsor



                                          By:_____________________________


                                       Title:_____________________________


                                        Date:_____________________________